UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2021
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PROTHENA CORPORATION PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)
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Ireland		001-35676		98-1111119
(State or Other Jurisdiction of Incorporation)		(Commission File Number)		(IRS Employer Identification No.)

77 Sir John Rogerson's Quay, Block C
Grand Canal Docklands
	Dublin 2,	D02 VK60,	Ireland
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: 011-353-1-236-2500
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(Former Name or Former Address, if Changed Since Last Report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.01 per share	PRTA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 18, 2021, the Board of Directors (the “Board”) of Prothena Corporation plc (the “Company”) appointed Sanjiv K. Patel, Ph.D. to serve as a director of the Company, effective immediately. In addition, effective upon his appointment to the Board, the Board appointed Dr. Patel to its Compensation Committee, having previously determined that he satisfies all applicable requirements to serve as a member of such committee.

In connection with his appointment, Dr. Patel was granted an option to acquire 30,000 of the Company’s ordinary shares under the Company’s 2018 Long Term Incentive Plan, as amended (the “2018 LTIP”), with a per share exercise price equal to the last reported sale price on the Nasdaq Global Select Market of the Company’s ordinary shares on May 19, 2021, the first business day following the date of Dr. Patel’s appointment to the Board and the date of the grant of the option. The option will vest in equal annual installments over three years following the grant date (with the final year vesting date to be the earlier of the third anniversary of the grant date or the day of the annual general meeting of the Company’s shareholders for that year), subject to Dr. Patel’s continuous service on the Board until each such vesting date.

Consistent with the Company’s compensation program for its non-employee directors, Dr. Patel is also eligible to receive the following compensation:

•For his service as a director, an annual cash retainer in the amount of $60,000 (which will be paid in quarterly installments);

•For his service as a director, an annual grant of an option to acquire 15,000 of the Company’s ordinary shares under the 2018 LTIP, with a per share exercise price equal to the last reported sale price on the Nasdaq Global Select Market of the Company’s ordinary shares on the date of grant, which will be on the first business day following each annual general meeting of the Company’s shareholders if Dr. Patel is serving on the Board on that date. Each such option will vest in full on the earlier of the first anniversary of the grant date or the day of the next annual general meeting of the Company’s shareholders, subject to Dr. Patel’s continuous service on the Board until such vesting date; and

•For his service as a member of the Compensation Committee of the Board, an annual cash retainer in the amount of $6,000 (which will be paid in quarterly installments).

The Company has entered into its standard Deed of Indemnification with Dr. Patel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 20, 2021	PROTHENA CORPORATION PLC

		By:	/s/ Tran B. Nguyen
		Name:	Tran B. Nguyen
		Title:	Chief Operating Officer and Chief Financial Officer